UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 20, 2015

Date of Report (Date of earliest event reported)

THE AMERICAN ENERGY GROUP, LTD.
(Name of registrant as specified in its charter)

Nevada	0-26402	87-0448843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Gorham Island, Suite 303 Westport, Connecticut	06880
(Address of principal executive offices)	(Zip code)

(registrant’s telephone number, including area code 203/222-7315)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 20, 2015, the Board of Directors authorized on the basis of a recommendation of its Compensation Committee a one-time stock bonus to Pierce Onthank, the Company’s President and CEO, of 5,000,000 Common shares, based on the 20-day trading average of the stock, as compensation for his efforts in managing the London-based arbitration proceedings and Pakistan-based court proceedings against Hycarbex-American Energy, Inc. and Hycarbex Asia Pte. Limited (Singapore) to recover the capital stock of Hycarbex-American Energy, Inc. among its other claims. The value of the stock based upon the closing price of the stock on April 20, 2015, was $425,000. The arbitration proceedings were commenced in April, 2012, and on April 15, 2015, the arbitration tribunal made its award in favor of the Company. Based upon the $425,000 value of the one-time stock award, the compensation of Pierce Onthank for his services as an executive officer of the Company as set forth in the Company’s most recent Form 10K for the period ending June 30, 2014, increased from $380,662, to $805,662.

ITEM 8.01 OTHER EVENTS

On April 21, 2015, the Company announced that the three-person arbitration tribunal (Arbitration Tribunal) of the International Chamber of Commerce (ICC) International Court of Arbitration rendered its Partial Final Award signed April 15, 2015 (Award) in the pending arbitration proceedings commenced by AEGG in April, 2012 against Hycarbex-American Energy, Inc. (Hycarbex), Hycarbex Asia Pte. Ltd. (Hycarbex Asia) and Hydro Tur, Ltd. (Hydro Tur). The 110-page Award declares that the November 9, 2003 Stock Purchase Agreement between the Company, Hycarbex and Hydro-Tur, which was amended on February 16, 2004, and December 15, 2009, is void ab initio and of no legal effect on account of the fraud and misrepresentations of Hycarbex, Hydro-Tur and Hycarbex-Asia and that the Company is thus the 100% owner of the common stock of Hycarbex relating back to the original Stock Purchase Agreement date of November 9, 2003. In connection with its findings, the Arbitration Tribunal ordered that the register of shareholders for Hycarbex be corrected to reflect the Company as the owner of 100% of the common stock, that Hycarbex and Hycarbex-Asia take any and all steps necessary to effect the rectification of the register of shareholders of Hycarbex to reflect the Company as the owner of 100% of the common stock, and that Hycarbex and Hycarbex-Asia bear all costs of the arbitration proceedings, including the Company’s legal costs, which costs and fees are to be fixed by the Arbitration Tribunal in a subsequent award after submission of the total costs and fees by AEGG. The Arbitration Tribunal dismissed Hydro-Tur’s application for costs.

Hycarbex owns working interests in five exploration blocks within the Republic of Pakistan, being Block No. 2768-7 (Yasin), 673 square miles; Block No. 2667-8 (Zamzama North), 474 square miles; Block No. 3068-2 (Sanjawi), 871 square miles; Block No. 2466-8 (Karachi), 851 square miles; and Block No. 3371-13 (Peshawar), 960 square miles. Hycarbex is the registered owner of a 75% working interest in the Yasin Exploration Block, 95% working interest in the Karachi and Peshawar Exploration Blocks, 20% working interest in Zamzama North Exploration Block and Sanjawi Exploration Block, of which 10% is carried as to exploration costs with back-in rights to acquire an additional 10% working interest upon commercial discovery.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 21, 2015

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMERICAN ENERGY GROUP, LTD.

Date: April 24, 2015	By:	/s/ Pierce Onthank
Pierce Onthank
President and CEO